Exhibit 10.4

                   RECORD OF ACTION OF THE BOARD OF DIRECTORS
                       OF VITAL HEALTH TECHNOLOGIES, INC.


INASMUCH AS Section 302A.239 of the Minnesota Statutes, as amended, provides the directors of a business corporation may act without the formality of a meeting by subscribing his name to a record of action assented to and taken by such director.

NOW, THEREFORE, the undersigned, being the directors of Vital Health Technologies, Inc. hereby record that effective March 18, 2003 they adopt the following resolutions:

WHEREAS, at a meeting of the Board of Directors on March 10, 2003 the directors approved the merger between Vital Health Technologies, Inc. and Caribbean American Health Resorts, Inc. In accordance with the merger agreement it is therefore resolved that the Corporate Articles be amended as follows:

ARTICLE 1. The name of the Corporation shall be Caribbean American Health Resorts, Inc.

ARTICLE 2. The location and post office address of the registered office of the Corporation shall be 9454 Wilshire Boulevard Suite 600, Beverly Hills, CA 90212.

WHEREAS, directors Lloyd Woelfle and Stephen Muscanto as members of the Board of Directors have fulfilled their service as directors of the Company since being elected by the shareholders on August 29, 2000 hereby resign their positions effective immediately.

WHEREAS, the merger agreement allows for certain existing shareholders of Vital Health Technologies, Inc. to form a separate entity for the purpose of purchasing the Variance Cardiography heart-screen technology and all its tangible and intangible assets that pertain.

NOW, THEREFORE, BE IT RESOLVED the Company is creating a subsidiary named General Finance and Development, Inc. (GFD, Inc.) in which all of the tangible and intangible assets of the Variance Cardiography shall be placed. The GFD, Inc. subsidiary is to be a spin-off company whereas the shareholders of record of Vital Health Technologies, Inc. on March 12, 2003 will receive 1 share of GFD, Inc. for each share of Vital Health Technologies, Inc. that they currently own.


/s/ Halton Martin
-----------------
Halton Martin, Director

/s/ Llyod Woelfle
-----------------
Lloyd Woelfle, Director

/s/ Stephen Muscanto
--------------------
Stephen Muscanto, Director